Exhibit 99.1

Skilled Healthcare Group Announces Pending CEO Retirement and Leadership Changes
FOOTHILL RANCH, Calif. - July 1, 2013 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that its Chairman and Chief Executive Officer, Boyd Hendrickson, has informed the Company’s Board of Directors that he intends to retire from his role as Chief Executive Officer around the end of 2013. “While long-term care has been my life for over 40 years, including the last 10 with Skilled Healthcare, I will be turning 69 near the end of this year and I’ve decided that it’s time for me to start moving toward retirement,” said Mr. Hendrickson. “I will be working with the Board to ensure a smooth transition for my successor.” The Company’s Board of Directors will engage a leading executive search firm with extensive experience in healthcare executive placements to identify both internal and external candidates to succeed Mr. Hendrickson.
The Company also announced that, as part of a restructuring of its administrative services company operations, Devasis Ghose will be leaving the Company effective July 31, 2013. Mr. Ghose’s current service as the Company’s Executive Vice President, Treasurer and Chief Financial Officer will end effective July 8, 2013, but he will remain with the Company through the end of July to assist in the Company’s ongoing HUD financing efforts and preparation of the Company’s second quarter financial statements. “We want to thank Dev for all of his hard work and commitment over the 5 plus years that he has been with us. We wish him the best in his future endeavors,” said Mr. Hendrickson. Christopher N. Felfe will serve as Acting Chief Financial Officer beginning July 8, 2013. Mr. Felfe has served as the Company’s Senior Vice President, Finance and Chief Accounting Officer (principal accounting officer) since August 2007. The Senior Vice President, Finance and Chief Accounting Officer position is being eliminated, but Mr. Felfe will continue to serve as principal accounting officer in his new role.
The Company also announced that, as part of the restructuring, Matt Moore, Executive Vice President of Inpatient Operations of Skilled Healthcare, LLC will directly manage facilities in our Tyler and Longview, Texas market with the elimination of his current position. “We are thrilled that Matt is willing to once again use his considerable skills and experience as a nursing home administrator and leader to improve quality and operations in Texas,” said Jose Lynch, the Company’s President and Chief Operating Officer. "I look forward to the positive results that we all expect will come from Matt’s service in his new role.”

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $872 million and approximately 15,000 employees as of March 31, 2013. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company leases 5 skilled nursing facilities in California to an unaffiliated third party operator. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Forward Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. They include statements about Skilled Healthcare's expectations regarding its leadership changes. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.
Investor Contact:
Skilled Healthcare Group, Inc.
Chris Felfe
(949) 282-5800

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